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                                                                    EXHIBIT 4.7a

                                 AMENDMENT NO. 1
                                     TO THE
                                ESCROW AGREEMENT

         This AMENDMENT NO. 1 TO THE ESCROW AGREEMENT (the "Escrow Agreement"), dated as of March 31, 1998, is made as of May 27, 1998 by and among SUPERSHUTTLE INTERNATIONAL, INC., a Delaware corporation ("SuperShuttle"); SOUTHERN SHUTTLE SERVICES, INC., a Florida corporation ("Southern"); AAA WHEELCHAIR WAGON SERVICES, INC., a Florida corporation ("AAA"); WHEELCHAIR AMBULANCE OF HOLLYWOOD, INC., a Florida corporation ("Wheelchair Ambulance"); LIMOUSINES OF SOUTH FLORIDA, INC., a Florida corporation ("LSF"); A1A SNOWBIRD LEASING, INC., a Florida corporation ("Snowbird"); Mark Levitt, Karen Caputo and Robert Siedlecki (the "Shareholders"); and Akerman, Senterfitt & Eidson, P.A. (the "Escrow Agent").

         Section 2(a)(i) of the Escrow Agreement is hereby amended and restated in its entirety as follows:

(i) to the Sellers, in accordance with Schedule A hereof, upon the occurrence of any one of the following events (collectively the "Recission Events"): (i) if SuperShuttle does not file a registration statement for an initial public offering on Form S-1 with the Securities and Exchange Commission (the "SEC") by June 8, 1998 to register for sale shares of SuperShuttle Common Stock (the "S-1"); (ii) if the SEC does not declare such registration statement effective by July 31, 1998; (iii) if the underwritten initial registration statement for an initial public offering on a firm commitment basis does not close by August 10, 1998, providing a per share offering price to the public of at least $6.50; or (iv) if Southern fails to obtain the written approval, acceptable to SuperShuttle, of the Aviation Department of Dade County to the change in ownership of Southern to SuperShuttle prior to the effective date of the S-1;

and the following shall be added to the Escrow Agreement as Section 2(c):

(c) The Sellers' Shares and/or the SuperShuttle Shares shall be released by the Escrow Agent only upon written notice by the parties hereto (except the Escrow Agent) of the fulfillment or nonfulfillment of the conditions set forth in this Section 2.

IN WITNESS WHEREOF, SuperShuttle, Southern AAA, Wheelchair Ambulance, LSF, Snowbird, the Shareholders and Escrow Agent have caused this Amendment No. 1 to be executed on the date first written above by their respective officers thereunder duly authorized.
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                                 SUPERSHUTTLE INTERNATIONAL, INC.,
                                  a Delaware corporation

                                 By: /s/ Thomas C. LaVoy
                                    --------------------------------------------
                                   Thomas C. LaVoy, Chief Financial Officer

                                 AAA WHEELCHAIR WAGON SERVICES,
                                  INC., a Florida corporation

                                 By: /s/ Karen Caputo
                                    --------------------------------------------
                                   Karen Caputo, President

                                 WHEELCHAIR AMBULANCE OF
                                  HOLLYWOOD, INC., a Florida corporation

                                 By: /s/ Karen Caputo
                                    --------------------------------------------
                                   Karen Caputo, President

                                 LIMOUSINES OF SOUTH FLORIDA, INC.,
                                  a Florida corporation

                                 By: /s/ Karen Caputo
                                    --------------------------------------------
                                   Karen Caputo, President

                                 A1A SNOWBIRD LEASING, INC.,
                                  a Florida corporation

                                 By: /s/ Karen Caputo
                                    --------------------------------------------
                                   Karen Caputo, President
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                                 SHAREHOLDERS

                                  /s/ Mark Levitt
                                 -----------------------------------------------
                                 Mark Levitt

                                  /s/ Karen Caputo
                                 -----------------------------------------------
                                 Karen Caputo

                                  /s/ Robert Siedlecki
                                 -----------------------------------------------
                                 Robert Siedlecki

                                 AKERMAN, SENTERFITT & EIDSON, P.A.

                                 By: /s/ J. L. Awner
                                    --------------------------------------------
                                 Name: Jonathan L. Awner
                                      ------------------------------------------
                                 Title: Shareholder - for the Firm
                                       -----------------------------------------
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                                 SOUTHERN SHUTTLE SERVICES, INC.,
                                  a Florida corporation

                                 By: /s/ Mark Levitt
                                    --------------------------------------------
                                  Mark Levitt, President